UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

BERKELEY COFFEE & TEA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu

Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 8, 2013, the Board of Directors authorized the issuance of 13,600,000 shares of common stock to Sean Tan.  Shares were issued upon conversion of a bond issued to Mr. Tan in the amount of $4,000,000, plus accrued interest of $80,000, for a total conversion of $4,080,000.  The bond, plus accrued interest was converted into shares at a price of $0.30 per share.  Shares were issued with a restrictive legend and in reliance on exemptions from registration under Section 4(2) of the Exchange Act.

Section 8.01 – Other Events

Item 8.01 Other Events.

On January 9, 2013, a majority of holders of the Company’s common stock, and all of the Board of Directors, approved an amendment to the Company’s Articles of Incorporation, changing its name to DTS8 Coffee Company, Ltd.  The Company is proceeding with an application to FINRA to have a symbol change reflective of the name change and will be filing a Certificate of Amendment with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Sean Tan

Sean Tan, President, Chief Executive Officer.